Exhibit 10.1

Execution Version

TAX RECEIVABLE AGREEMENT AMENDMENT

This Tax Receivable Agreement Amendment (this “Agreement”) is entered into as of October 20, 2020, by and among Parsley Energy, Inc., a Delaware corporation (the “Company”), Bryan Sheffield (the “Agent”), and certain TRA Holders (as defined herein) listed on Annex A (collectively, the “Parties”).

RECITALS

WHEREAS, the Company, the members of Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”), and the Agent entered into that certain Tax Receivable Agreement, dated as of May 29, 2014 (the “TRA”);

WHEREAS, the Company, Opco LLC, Pioneer Natural Resources Company, a Delaware corporation (“Parent”), Pearl First Merger Sub Inc., a Delaware corporation, Pearl Second Merger Sub LLC, a Delaware limited liability company, and Pearl Opco Merger Sub LLC, a Delaware limited liability company, entered into that certain Agreement and Plan of Merger, dated as of October 20, 2020 (the “Merger Agreement”);

WHEREAS, Article IV of the TRA provides for an Early Termination Payment in the event of a Change of Control, and the definition of “Early Termination Payment” in Section 4.3(b) of the TRA provides the methodology for calculating such Early Termination Payment;

WHEREAS, Section 4.1(a) of the TRA contemplates that, in addition to the Early Termination Payment, certain other amounts may be required to be paid in connection with the termination of the TRA;

WHEREAS, pursuant to Section 7.6(c) of the TRA, the Parties desire to amend the TRA pursuant to its terms to clarify that the Early Termination Payments (and any other payments contemplated by the preceding recital) will be calculated using the Calculation Methodology (as defined below);

WHEREAS, pursuant to Section 7.6(c) of the TRA, the Parties further desire to amend the TRA to clarify that the TRA will be terminated (and the Company and its Affiliates will be released from all further obligations thereunder) once each person entitled to payment under the TRA (each such person, a “TRA Holder”) receives the applicable Termination Payment (as defined below).

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

1.    Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. This Agreement shall constitute an amendment of the TRA. To the extent there is a conflict or inconsistency between the terms of this Agreement and the terms of the TRA (prior to giving effect to this Agreement), this Agreement shall govern.

2.    TRA Acceleration. The Parties agree that the consummation of the transactions contemplated by the Merger Agreement will give rise to a “Change of Control” as defined in the TRA (such Change of Control, the “MA Change of Control”). Furthermore, the Parties agree that, notwithstanding anything to the contrary contained in the TRA and without any further action on the part of any person (including, without limitation, the Parties), the TRA shall be terminated in its entirety upon payment of the Termination Payments, and thereafter no Party shall have any further obligations under the TRA other than those obligations set forth in this Agreement.

3.    Payment. The Parties agree that, on the Closing Date (as such term is defined in the Merger Agreement) (the “Closing Date”) immediately after the Effective Time (as such term is defined in the Merger Agreement), the Company shall make a payment to each TRA Holder listed on Annex B, and that, notwithstanding anything to the contrary in the TRA, each such payment shall be calculated in a manner consistent with the methodology utilized in the spreadsheet entitled “Parsley ETP Model_$11.00 per Share_With Formulas.xlsx” provided to Parent on October 20, 2020, a summary example of the output of which is attached hereto as Annex C (in calculating such payments, utilizing, for the avoidance of doubt, only those categories of inputs and assumptions set forth in such spreadsheet, but making necessary updates to the relevant amounts, percentages, rates and dates set forth therein) (such methodology set forth in such spreadsheet, the “Calculation Methodology,” and the amount of the payment to each TRA Holder calculated using such methodology, the “Termination Payment” and collectively for all of the TRA Holders, the “Termination Payments”). Annex B shall not be amended, modified or otherwise adjusted without the prior written consent of all of the Parties affected by such amendment. Prior to the Closing (as such term is defined in the Merger Agreement), the Agent and each such TRA Holder shall provide to the Company the bank account information where the Termination Payments shall be sent by wire transfer. The Agent and each TRA Holder hereby waives its right to receive any schedules, notices and documentation described in Article II or Article IV of the TRA relating to the calculation and payment of any Termination Payment. Upon receipt by a TRA Holder of its respective Termination Payment, the Company shall have no further obligation under the TRA to such TRA Holder or any other person claiming through such TRA Holder on account of such TRA Holder’s interest in the TRA, and each TRA Holder hereby accepts such TRA Holder’s respective Termination Payment in full satisfaction of all amounts to which such TRA Holder is or would be entitled under the TRA and releases, remises and forever discharges the Company, its Affiliates and its and their respective successors, shareholders, directors, officers and employees from any obligation under the TRA, except for such TRA Holder’s right to receive its Termination Payment, as calculated in a manner consistent with this Agreement.

4.    Intended Tax Treatment. Consistent with the terms of the TRA, the Parties agree that (a) the part of the Termination Payment paid to a TRA Holder hereunder that is attributable to PE Units that were exchanged by the TRA Holder in an Exchange prior to the Closing Date is intended to be treated for all tax purposes as additional consideration to such TRA Holder from the Company for the prior acquisition by the Company of the relevant PE Units in the relevant Exchange, unless otherwise required by law, with a portion of such additional consideration treated as imputed interest to the extent required by law (as reasonably determined by the Company), and (b) the remainder of the Termination Payment paid to such TRA Holder is intended to be treated for all tax purposes as additional consideration payable to such TRA Holder from Parent for the PE Units exchanged by such TRA Holder in the Opco Merger (as such term is defined in the Merger Agreement), and none of the Company, any of its Affiliates or any of the Parties, will take a position for tax reporting purposes inconsistent therewith, except upon a final determination by an applicable taxing authority. In connection with the payment of the Termination Payment to each TRA Holder, such TRA Holder will be provided a statement, a form of which is attached as Annex D, setting forth the allocation of the Termination Payment (which allocation will be based on the Calculation Methodology) to PE Units exchanged as described in clause (a) (which will be reflected opposite such TRA Holder’s name under the heading “Payments Attributable to PE Units Exchanged Prior to the Closing Date”) and to PE Units acquired by Parent in the Opco Merger as described in clause (b) (which will be reflected opposite such TRA Holder’s name on Annex D under the heading “Payments Attributable to PE Units Exchanged in the Opco Merger”). The Company will promptly provide the Agent with such additional information and assistance as the Agent may reasonably request in connection with tax reporting matters relating to the payments contemplated by this Agreement and the Merger Agreement.

5.    Agreement Termination. This Agreement shall terminate and be of no force and effect upon (a) the termination of the Merger Agreement pursuant to its terms, (b) an amendment to the Merger Agreement that changes the form or amount of the Opco Merger Consideration (as such term is defined in the Merger Agreement) or (c) the occurrence of a Change of Control other than in connection with the transactions contemplated by the Merger Agreement. For the avoidance of doubt, the termination of this Agreement shall not by itself constitute a termination of the TRA.

6.    No TRA Assignment. Notwithstanding anything to the contrary in Section 7.6 of the TRA, none of the TRA Holders may directly or indirectly assign all or any portion of such TRA Holder’s interest in the TRA or this Agreement. For the avoidance of doubt, nothing in this Agreement shall restrict any TRA Holder from exercising its Exchange Right and participating in an Exchange prior to the Closing Date.

7.    Amendments; Waivers. The Parties agree that Section 7.6(c) of the TRA shall be amended and restated in its entirety to read as follows: “No provision of this Agreement may be amended or waived unless such amendment or waiver, as applicable, is approved in writing by the Corporate Taxpayer and by TRA Holders who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment or waiver (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange); provided, however, that no such amendment or waiver shall be effective if such amendment or waiver, as applicable, would have a disproportionate effect on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately affected TRA Holders consent in writing to such amendment or waiver.”

8.    Representations and Warranties of the Company. The Company represents and warrants to the Agent and the TRA Holders as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a)    Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b)    Non-contravention. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the Company, (ii) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(c)    No Additional Representations. The Company acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Agent and the TRA Holders furnished or made available to the Company and its representatives except as expressly set forth in this Agreement, the Merger Agreement or any Voting Agreement (as such term is defined in the Merger Agreement).

9.    Representations and Warranties of the Agent and the unitholders of Opco LLC party to this Agreement. Each of the Agent and each TRA Holder listed on Annex A represents and warrants to the other Parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a)    Authorization of Transaction. Such Party has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Party of this Agreement and the performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Party. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party and each other person entitled to payment under the TRA, enforceable against such Party and each other person entitled to payment under the TRA in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally. The Agent and the TRA Holders listed on Annex A collectively constitute “TRA Holders who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all TRA Holders” under the TRA within the meaning of Section 7.6(c) of the TRA, as of the date hereof.

(b)    Non-contravention. Neither the execution and delivery by such Party of this Agreement, nor the consummation by such Party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of such Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets.

(c)    No Additional Representations. Such Party acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to such Party and its representatives except as expressly set forth in this Agreement, the Merger Agreement or any Voting Agreement (as defined in the Merger Agreement).

10.    Third Party Beneficiary. The Parties agree that Parent is an express third party beneficiary of this Agreement and this Agreement is enforceable by Parent in all respects. None of the provisions of this Agreement, including Annex B, may be amended, modified or otherwise adjusted, and this Agreement may not be terminated other than pursuant to Paragraph 5 or waived in any respect, by any Party without the prior written consent of Parent (which consent may be withheld by Parent in its sole discretion).

11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

12.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

13.    Entire Agreement. The Merger Agreement, the TRA (as amended by this Agreement) and this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

14.    Further Assurances. If any Party reasonably determines or is reasonably advised that any further instruments, actions, or things are necessary or desirable to carry out the terms of this Agreement, each Party shall execute and deliver such instruments, perform all such actions and provide all such things reasonably necessary and proper to carry out the terms of this Agreement.

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Agreement as of the day and year first above written.

PARSLEY ENERGY, INC., a Delaware corporation

By:	/s/ Matt Gallagher
Name:	Matt Gallagher
Title:	President and Chief Executive Officer

[Signature Page to TRA Amendment]

TRA HOLDERS:

RYAN DALTON

By:	/s/ Ryan Dalton
Name:	Ryan Dalton

MATT GALLAGHER

By:	/s/ Matt Gallagher
Name:	Matt Gallagher

MICHAEL HINSON

By:	/s/ Michael Hinson
Name:	Michael Hinson

BRYAN SHEFFIELD

By:	/s/ Bryan Sheffield
Name:	Bryan Sheffield

PAUL TREADWELL

By:	/s/ Paul Treadwell
Name:	Paul Treadwell

AGENT:

By:	/s/ Bryan Sheffield
Name:	Bryan Sheffield
Title:	Agent